Exhibit 99.1

MarineMax Further Expands Worldwide Yacht Services

~ Acquires Superyacht Management Company Based in the South of France ~

~ Strengthens Position as World’s Largest Superyacht Services Provider ~

~ Committed to Growing Higher Margin Businesses ~

~ Acquisition Expected to be Accretive in First Full Year ~

CLEARWATER, FL, April 5, 2022 – MarineMax, Inc. (NYSE: HZO), the world’s largest recreational boat and yacht retailer, today announced that it has acquired Superyacht Management, S.A.R.L., better known as SYM. SYM is a superyacht management company based in Golfe Juan, France. The acquisition is expected to be accretive in its first full year.

SYM is being acquired by Northrop & Johnson, a superyacht brokerage and charter services business, which MarineMax acquired in 2020. SYM expands Northrop & Johnson’s service offerings by enabling it to enter the important yacht management business and more effectively serve its expanding base of superyacht clients, while also strengthening its new build construction capabilities.

W. Brett McGill, Chief Executive Officer and President of MarineMax, stated, "The addition of SYM complements MarineMax’s ongoing diversification into a higher margin and global business. By adding SYM, the Company strengthens its commitment to providing exceptional customer service experiences across all superyacht service offerings, including buying, selling, insuring, building, crewing, and chartering. We are very excited that Ben Young MBE, founder of SYM, and his team with their many years of invaluable yacht management experience will join forces with Northrop & Johnson.”

~more~

About MarineMax

MarineMax is the world’s largest recreational boat and yacht retailer, selling new and used recreational boats, yachts and related marine products and services, as well as providing yacht brokerage and charter services. MarineMax has over 100 locations worldwide, including 79 retail dealership locations, which includes 31 marinas or storage operations. Through Fraser Yachts and Northrop and Johnson, the Company also is the largest superyacht services provider, operating locations across the globe. Cruisers Yachts, a MarineMax company, manufactures boats and yachts with sales through our select retail dealership locations and through independent dealers. Intrepid Powerboats, a MarineMax company, manufactures powerboats and sells through a direct-to-consumer model. MarineMax provides finance and insurance services through wholly owned subsidiaries and operates MarineMax Vacations in Tortola, British Virgin Islands. The Company also operates Boatyard, a pioneering digital platform that enhances the boating experience. MarineMax is a New York Stock Exchange-listed company (NYSE: HZO). For more information, please visit www.marinemax.com.

Forward Looking Statement

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include the acquisition being accretive and the related timing, and the post-closing management of SYM. These statements are based on current expectations, forecasts, risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, assumptions and uncertainties include the Company’s abilities to reduce inventory, manage expenses and accomplish its goals and strategies, the quality of the new product offerings from the Company’s manufacturing partners, the impacts (direct and indirect) of COVID-19 on the Company’s business, the Company’s employees, the Company’s manufacturing partners, and the overall economy, general economic conditions, as well as those within our industry, the level of consumer spending, the Company’s ability to integrate acquisitions into existing operations, and numerous other factors identified in the Company’s Form 10-K for the fiscal year ended September 30, 2021 and other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
	Michael H. McLamb	Investors:
	Chief Financial Officer	Brad Cohen or Dawn Francfort
	727-531-1700	ICR, LLC.
	Media:	investorrelations@marinemax.com.
Abbey Heimensen
MarineMax, Inc.